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                                                                     EXHIBIT 4.1

INCORPORATED UNDER THE LAWS                               OF THE STATE OF NEVADA
          NUMBER                                                  SHARES


                      AMERICAN DIVERSIFIED HOLDINGS, INC.
                  AUTHORIZED: 110,000,000 SHARES COMMON STOCK

                                  NO PAR VALUE

THIS CERTIFIES THAT ______________________________________________________is the

registered holder of _____________________________________________________Shares


transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

     IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed

      this ____________day        [SEAL]             of _______________A.D. 19__

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            For Value Received, _____ hereby sell, assign and transfer unto __________________________________________________________

        ________________________________________________________ Shares
        represented by the within Certificate, and do hereby irrevocably constitute and appoint

        ______________________________________________________ Attorney
        to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

            Dated ___________________  ____

                  In presence of
                                       ________________________________
_____________________________________

                    NOTICE: THE SIGNATURE OF THIS ASSIGNMENT
               MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE
             FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT
               ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.